Exhibit 99.1

Worksport Ltd. ($WKSP) Begins Shipping Flagship AL4 Product Line, Plans Production Ramp Amid Positive Buyer Feedback

Early B2B Feedback Reinforces Confidence in 2025 Sales and Expansion Plan

West Seneca, New York, February 4, 2025 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S. based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, is pleased to announce it has sent first shipments of its AL4 flagship tonneau cover to select customers. Initial feedback from these customers has been overwhelmingly positive, and the Company is now accelerating production ramp-up to meet anticipated demand.

AL4 Ramp-Up to Complement Existing AL3 Production

The AL4 Hardcover represents the next evolution in Worksport’s premium tonneau cover lineup, engineered for durability, security, and functionality. Designed with robust American aluminum and precision manufacturing, the AL4 Hardcover caters to the growing demand for high-quality truck bed covers in North America’s booming pickup truck market.

Worksport is preparing an active production ramp for the AL4 cover, targeting 1,200 units in the next 30 days. As the Company continues to refine its manufacturing processes, it expects to double that output shortly thereafter, while maintaining its existing AL3 production lines. This will be followed by continued production line expansion as sales grow. This strategic approach is projected to allow Worksport to meet the market interest for the AL4 and strengthen its vision for 2025 and beyond.

Positive Early Feedback from Key Distribution Partners

Major distributors have already expressed strong interest in the AL4 and shared glowing reviews of its build quality, ease of use, and feature set. This aligns with feedback from initial batches sent to B2B clients, reinforcing the Company’s belief that the AL4 will serve as a flagship product line in its expanding portfolio.

Product Outlook for 2025 and Beyond

In the weeks ahead, Worksport will continue to expand roll out of the AL4 and anticipates opening access to its e-commerce customers. Worksport’s expansion into flagship clean-tech products—including its SOLIS solar tonneau cover and COR mobile power system—remains on track for release later in 2025. Management expects the AL4’s success to dovetail seamlessly with these upcoming innovations, propelling the Company’s brand recognition and solidifying its position in the automotive accessories and clean-tech spaces.

“We are extremely excited that initial covers of our AL4 have left the door, and it is being well received by initial B2B customers,” said Steven Rossi, Chief Executive Officer of Worksport Ltd. “With production now projected to actively scale, we believe the AL4 will not only drive significant growth in 2025 and beyond but also establish Worksport as a top-tier provider of premium tonneau covers. We anticipate these developments will position us favorably ahead of our SOLIS and COR product launches later in 2025, making this a milestone year across multiple markets.”

Additionally, Worksport’s subsidiary, Terravis Energy, recently announced a breakthrough in AI-supported heat pump technology, with a full reveal expected in just eight (8) days. These cutting-edge product developments are expected to strengthen Worksport for growth in 2025 and beyond.

Figure 1. Worksport AL4 Cover- Featuring Full Bed Access

Learn more, here: https://investors.worksport.com.

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About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

For more information, please visit investors.worksport.com.

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Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.